EXHIBIT 10.17

Exclusive Consulting and Service Agreement

This Exclusive Consulting and Service Agreement (this “Agreement”) is entered into in Qingdao of China as of July 20, 2008 by and among the Following Parties:

Party A: Shengyuan Nutritional Food Co., Ltd.
Address:

Party B: Beijing Shengyuan Huimin Technology Service Co., Ltd.
Address:

Whereas:

1.
Validly existing and lawfully established within the territory of the People’s Republic of China, Party A is an exclusively foreign-owned enterprise, whose lawful registration certificate number is:_____. Party A possesses the resources for consulting and service;

2.	Party B is a company of limited liability registered and established within the territory of China, whose lawful registration certificate number is_____;

3.	Party A agrees to provide Party B with consulting and relevant service. Party B agrees to accept the consulting and service provided by Party B.

Therefore, after friendly consultations between both Parties on the principle of equality and mutual benefit, the Parties hereby agree as follows:

1.  Consulting and service: exclusive and sole rights and interests

During the term of this Agreement, Party A agrees to provide Party B with relevant consulting and service as an exclusive consulting and service provider under the terms of this Agreement (Details see Annex 1).

Party B agrees to accept the consulting and service provided by Party A during the validity period of this Agreement. Considering the value of the consulting and service provided by Party A and friendly ties between both Parties, Party B shall further agree that Party B won’t accept the consulting and service provided by the third party in terms of the business scope in this Agreement without prior written consent of Party A.

In terms of all and any rights, ownership, benefits and intellectual property rights (including but not limited to copyrights, patents, technical secrets, business secrets and etc.), developed by Party A or developed through Party A basing on the intellectual property rights of Party B or Party B basing on the intellectual property rights of Party A, Party A shall enjoy the exclusive and sole rights and interests, while Party B may not ask for any rights, ownerships, benefits and intellectual property rights.

But if the development is made by Party A basing on the intellectual property rights of Party B, Party B shall assure that the intellectual property fights is perfect, otherwise Party B shall bear the loss of Party B causing by this. If Party A bears   compensation responsibility of any third party caused by this, after the compensation is made, Party A has the right of recourse against Party B in terms of its total loss.

In view of the good cooperation between the two Parties, Party B shall promise that if Party B wants to conduct any business cooperation with other enterprises, Party B shall obtain the agreement of Party A. On the same condition, Party A or its corresponding company has the right of priority cooperation.

2.  Calculation and payment of consulting and service fee (“service fee”)

2.1   Both parties agree to conform and pay the service fee in accord with the mode listed in Annex 2 under this Agreement.

2.2    If Party B fails to pay the service fee and other fee according to the provisions of this Agreement, party B shall bear the penal sum of 5/10000 of the delinquent amount per day to Party A.

2.3   Party A is entitled to assign its staff or certified public accountant of China or other countries (“authorized representative of Party A”) to check the accounts of Party B, so as to audit the calculation method and amount of the service fee. Therefore, Party B shall provide authorized representative of Party A with the documents, account, records, data and etc. asked by authorized representative of Party A, so that authorized representative of Party A can audit the accounts of Party B and confirm the amount of service fee. Except that there is a major mistake, the amount of service fee shall be confirmed by authorized representative of Party A.

2.4   Unless both parties reach unanimity through consultation, the service fee paid by Party B to Party A shall not be deducted or offset in accordance to this Agreement. (Such as bank commission and etc.)

2.5   Beside the service fee, Party B shall pay Party A the actual expenses of consulting and service under this Agreement, including but not limited to various travel expense, car fare, printing fee, postage and etc..

2.6   Both parties agree to share the total economic loss caused by the implement of this Agreement.

3.  Statements and guarantees

3.1   The statements and guarantees of both parties is as follows:

3.1.1 Party A is a validly existing company lawfully established in accordance with the Chinese law.

3.1.2 Party A shall carry out this Agreement with the corporate power and business scope, be authorized and obtain the consent and approval of the third party and government departments without violating the limitation in the relevant law and contract;

3.1.3 Once entered into, this Agreement shall be lawful, effective, stringent and executive to Party A.

3.2 Party B hereby states and guarantees as follows:

3.2.1 Party B is a validly existing company lawfully registered in accordance with the Chinese law;

3.2.2 Party B shall carry out this Agreement with the corporate power and business scope; be authorized and obtain the consent and approval of the third party and government departments without violating the limitation in the relevant law and contract;

3.2.3 Once entered into, this Agreement shall be lawful, effective, stringent and executive to Party B.

4.  Confidentiality

Both Parties agree to make efforts to keep secret of the accessible confidential materials and information (“confidential information”. The provider of these materials and information shall specifically notify the confidential information in writing) by taking various reasonable security measures. Without the prior written consent of the provider of the confidential information, Party A must not disclose, give or transfer this confidential information to the third party (including the receiver of the confidential information merger with the third party and directly and indirectly controlled by the third party).Upon the termination of this Agreement, both parties shall return any documents, materials of software that contain confidential information to the original owner or provider of the confidential information or destroy them with consent of the original owner of provider, including delete of any confidential information from memory devices without using the confidential information anymore. Both parties shall take required measures to disclose the confidential information to the staff, attorneys and professional consultants of Party B who need to know the information, and make them abide by the confidential obligations under this Agreement. Party A and Party B, staff, attorneys, and professional consultants of Party B shall sign the specific confidential agreement for every party’s abidance.

The restriction above is not applicable to:

The materials has already been available when disclosed; not Party A or Party B’s fault

The materials have already been available when disclosed;

Party A of Party B can prove they have already mastered the information before disclosure, and not directly or indirectly obtained from other parties;

According to law, Party A or Party B is obliged to disclose to relevant government departments, stock transaction mechanism, or due to the reasonable business requirements of Party A or Party B, disclose the foresaid confidential information directly to legal adviser or financial adviser.

Both parties agree that this agreement is remaining in force whether changed, released or terminated.

5.  Compensation

Except as otherwise provided for in this Agreement, if Party B fails to fully or temporary complies with its obligation under this Agreement, and not rectify the foresaid action with 30 days after the notification has been received, or its statement and guarantee is not true, it will constitute the break of contract.

If any Party violates this Agreement or any statement, guarantee in this Agreement, observant party may inform the delinquent party to correct the breach within ten days after this notice has been received, and take corresponding measures to provide the harmful consequences, and continue to perform the Agreement. In case of damage, delinquent party shall compensate observant party, so that observant party may obtain the rights and interests under this Agreement.

If any party breach this Agreement causing the other party to bear any expenses, obligations or loss (including but not limited to corporate loss), delinquent party shall compensate observant party in terms of the aforesaid expenses, obligations or loss (including but not limited to the interests and attorney fee paid of loss for breach). The compensation amounts paid by delinquent party shall be equal to the loss caused by the breach. The aforesaid compensation shall contain the interests obtained from fulfilling the agreement, but the compensation must not exceed the reasonable expectation of both parties.

If Party A is out of accordance with the direction of party B, or improper use the intellectual property rights of Party A or improper operation cause anybody to compensate for it, Party B shall bear full liability. If Party B discovers that anyone uses intellectual property rights of Party A without lawful authorization, Party B shall immediately notify Party A and in coordination with Party B’s actions.

In the case that both parties violate this Agreement, sum of compensation should be determined in accordance with respective degree of breach.

6.  Effect, performance and period of validity

6.1   This Agreement is entered into as of the date written above and, in the meantime, put into effect.

6.2 Unless Party A releases this Agreement in advance, this Agreement is valid for 10 years after this Agreement takes effect. Before the end of this Agreement, if Party A requires, both parties shall extend this Agreement according to the requirement of Party A, and sign another exclusive consulting and service agreement or continually perform this Agreement.

7.  Termination

7.1 During the validity period of this Agreement, if Party B terminates this Agreement in advance without any reason, Party B shall compensate party A for the total loss caused by this, pay the relevant service fee already done.

7.2 With consensus, both sides can release this Agreement.

7.3 After the termination of this Agreement, rights and obligations of both parties under Article 4 and Article 5 remain effective.

8.  Settlement of dispute

8.1 In case of both parties dispute on explanation and performance of provisions under this Agreement, the dispute shall be settled amicably through friendly negotiation. If the negotiation is unsuccessful, any party may submit the relevant dispute to China international economic and trade arbitration commission to settle by arbitration in accordance with the then prevailing arbitration rules. Place of arbitration is Beijing, language of arbitration is Chinese. Arbitral award shall be final and binding upon both parties. The provisions of this article is unaffected by the termination or release of this Agreement.

8.2 Except for the process of both parties dispute, both parties shall continue to fulfill their obligations in accordance with the provisions of this Agreement.

9.  Force Majeure

9.1 “Force Majeure” shall mean all events beyond the control of the party, which is inevitable when the party affected by the event of force Majeure is reasonable care, including but not limited to Government acts, Nature forces, fires, explosions, storms, floods, earthquakes, tides, lightings or wars. However, deficiency of credit, fund or financing of loan is not the items that one party can reasonably control. The party affected by the event of “Force Majeure” seeks for dissolution of responsibility shall notify the other party about the dissolution of responsibility and notify the steps needed when fulfilling the agreement.

9.2 In case of the performance of this Agreement is delayed or impeded for the “Force Majeure” above, the party affected by the “Force Majeure” needs not to assume the liability under this Agreement within the delayed and impeded range. The party affected by the “Force Majeure” shall take appropriate measures to reduce or eliminate the effect of “Force Majeure”, and make efforts to restore the performance of delayed of impeded obligation. Once the event of “Force Majeure” is eliminated, both parties shall do their best to restore the performance of this Agreement.

10.  Notification

The notification made by both parties in terms of rights and obligations under this Agreement shall be in writing, and send to relevant party or following address of both parties in form of delivery by special messenger, registered post, mailing, approved expedited delivery service or fax.

Party A: Shengyuan Nutritional Food Co., Ltd.
Address:
Fax:
Tel:

Receiver:

Party B: Beijing Shengyuan Huimin Technology Service Co., Ltd.
Address:
Fax:
Tel:

11.  Transfer of this Agreement

Party B must not transfer the rights and obligations under this Agreement to the third party, unless with prior written consent of Party A. Party A may transfer the rights and obligations under this Agreement to its relevant enterprises without consent of Party B, but shall notify Party B with aforesaid transfer.

12.  Partition of the Agreement.

Both parties hereby confirm this Agreement is the agreement both parties reach fair and equitable on the basis of equality and mutual benefit. In case of any articles under this Agreement are different from relevant law, invalid or can not be implemented, then the articles are invalid or unenforceable within the jurisdiction of relevant law.

13.  Amendment and complement of the agreement

Amendment and complement of the agreement shall made by both parties in writing. The amendment and complement signed by both parties are part of this agreement, and effective as this Agreement.

14.  Governing law

The subscription, validity, performance and explanation of this Agreement as well as the settlement of dispute are governed by Chinese law and explained in accordance with Chinese law.

Now, therefore, authorized representatives of both parties sign this Agreement as of the date written above so as to show credit.

[No text in this page and it is the signed page of Excusive Consulting and Service Agreement]

Party A: Shengyuan Nutritional Food Co., Ltd. (seal)
Authorized representative:

/s/ Liang Zhang

Party B: Beijing Shengyuan Huimin Technology Service Co., Ltd.
Authorized representative:

/s/ Maosheng Li

Annex 1:

List of consulting and service content

1. Provide development and study service of pre-production check technology.

2. Provide pre-service, in-service training service.

3. Provide technical development and technical service.

4. Provide public relationship service.

5. Provide market research, study and consulting service.

6. Provide making middle-short term market development and market plan.

7. Provide various technical services.

8. Provide technical consulting and technical transfer.

9. Provide sales service of self-made products